EXHIBIT  24.1

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Charles A. Little, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                 Title                                  Date

/s/Robert H. Dedman, Sr.
------------------------
Robert H. Dedman, Sr.     Chairman of the Board                  December 22, 2000



/s/Robert H. Dedman, Jr.  Chief Executive Officer,
------------------------  President and Director
Robert H. Dedman, Jr.     (Principal Executive Officer)          December 22, 2000


/s/James M. Hinckley
------------------------
James M. Hinckley         Chief Operating Officer and Director   December 22, 2000


/s/Patricia Dedman Dietz
------------------------
Patricia Dedman Dietz     Director                               December 22, 2000


/s/Bahram Shirazi
------------------------
Bahram Shirazi            Director                               December 22, 2000
